Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of PETsMART, Inc. on Form S-8 of our report dated March 4, 2003, appearing in the Annual Report on Form 10-K of PETsMART, Inc. for the year ended February 2, 2003.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona
August 18, 2003